Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We have issued our report dated June 25, 2024, with respect to the financial statements and supplemental information included in the Annual Report of Masimo Corporation Retirement Savings Plan on Form 11-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statement of Masimo Corporation on Forms S-8 (File No. 333-149138 and File No. 333-234386).
/s/ GRANT THORNTON LLP
Boston, Massachusetts
June 25, 2024